News

                                                                    CRESTAR


Contact:         Eugene Putnam, Jr.
                 (804) 782-5619


For Immediate Release

Crestar Announces $150 Million 8 3/4 Percent,
10-Year Subordinated Debt Offering

Richmond, Virginia, November 9, 1994 -- Crestar Financial Corporation announced today the sale of $150 million of 8 3/4 percent subordinated notes due November 15, 2004 through Morgan Stanley & Co. Incorporated, Lehman Brothers, Craigie Incorporated, Davenport & Co. of Virginia, Inc., Scott & Stringfellow Inc. and Wheat First Butcher Singer. The notes were priced at
99.74 to yield 8.79 percent.

Proceeds from the sale of the notes will be used for general corporate purposes including funding investment in, or extensions of credit to, the corporation's banking and other subsidiaries.

With assets of $14.5 billion, Crestar Financial Corporation is the holding company for three banks operating 332 banking offices in Virginia, Maryland and Washington. Other subsidiaries provide insurance, brokerage, investment management and mortgage banking services.